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                                                               EXHIBIT 10.21.1

                     CONFIDENTIAL PORTIONS HAVE BEEN OMITTED
                 BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT
        PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND
                 HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

               FIRST AMENDMENT TO THE LICENSE AND SUPPLY AGREEMENT
             BETWEEN EPOCH AND PERKIN-ELMER HAVING AN EFFECTIVE DATE
                               OF JANUARY 5, 1999

This First Amendment to the License and Supply Agreement ("First Amendment") dated as of the 30th day of June, 1999 ("Effective Date of First Amendment") is between EPOCH PHARMACEUTICALS, INC., 12277 134th Court NE, Suite 100, Redmond, WA ("Epoch") and THE PERKIN-ELMER CORPORATION, having its PE Biosystems Division at 850 Lincoln Centre Drive, Foster City, CA 94404 ("Perkin-Elmer").

WHEREAS, Epoch and Perkin-Elmer have entered into a License and Supply Agreement having an Effective Date of January 5, 1999 ("License and Supply Agreement").

WHEREAS, both Epoch and Perkin-Elmer desire to amend the License and Supply Agreement so as to provide for the transfer of certain know-how relating to the prediction of the melting temperature of MGB Oligonucleotides from Epoch to Perkin-Elmer for the purpose of incorporating such know how into certain Perkin-Elmer software products. e.g., Perkin-Elmer's Primer Express software product.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this First Amendment, the Parties agree as follows:

1. Unless otherwise defined herein, capitalized terms will have the meaning ascribed to them in the License and Supply Agreement.

2. DELETE existing Section 2.21 (Licensed Know-How) of the License and Supply Agreement and REPLACE with the following amended Section 2.21:

         2.21 "Licensed Know-How" means trade secrets, technical information, experimental data, software and other knowledge now existing and controlled by Epoch relating to (1) the chemical synthesis and purification of MGB Oligonucleotide using MGB Intermediate, and (2) algorithms and related software for determining the melting temperature of MGB Oligonucleotide, as described in Section 5.04 and Exhibit C, to the extent that such technical information, experimental data, software and other knowledge is not publicly available.


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3.       ADD the following to the end of existing Section 3.04 (Restrictions) of the License and Supply Agreement:

                  Licensed Products comprising Licensed Know-How in the form of software embodying algorithms for determining the melting temperature of MGB Oligonucleotide, as described in Section
                  5.04 and Exhibit C, will only be sold or marketed pursuant to a limited-use non-exclusive license agreement consistent with Perkin-Elmer's normal practice for the sale and marketing of like software products.

4. ADD the following to the table of existing Section 4.02 (Royalties) of the License and Supply Agreement:

                           software                  [*]

5. ADD the following to existing Section 4.03 (Payment for Know-How) of the License and Supply Agreement:

                  Perkin-Elmer will pay to Epoch, as additional consideration for the transfer of and license under Licensed Know-How, [*] per month for the period between June 15, 1999 and the first New Product Release of a Licensed Product provided that Epoch makes available at least source code embodying algorithms for determining the melting temperature of MGB Oligonucleotide as described in Subsection 3 of amended Exhibit C within ten (10) days of the Effective Date of First Amendment; where as used herein, the term "New Product Release" means that point in a Perkin-Elmer product development program at which a product is released for unrestricted manufacture and sale to customers under PE Biosystems ISO 9001 Product Development Procedures. In the event that the period between June 15, 1999 and the first New Product Release includes a fractional month, payments due for that fractional month will be determined on a pro rata basis. As yet additional consideration for the transfer of and license under Licensed Know-How, Perkin-Elmer will give to Epoch an ABI PRISM(TM) Model 7700 Sequence Detection System instrument (p/n 7700-01-200/208) [*]. The instrument provided hereunder will include all installation services and warranties typically provided to customers in connection with the purchase of such instrument. However, Perkin-Elmer will not provide an optional service contract covering the instrument. All reagents will be purchased by Epoch using conventional retail distribution channels.

*    CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.


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6.       DELETE existing Section 5.04 (Transfer of Know-How) of the License and
         Supply Agreement and REPLACE with the following amended Section 5.04:

         5.04 Epoch will transfer Licensed Know-How to Perkin-Elmer to the extent necessary for Perkin-Elmer to make full use of MGB Intermediates and MGB Oligonucleotides. Such Licensed Know-How will include, but not be limited to, that information specified in Exhibit C. All Licensed Know-How is considered Confidential Information and will only be used by Perkin-Elmer in connection with the exploitation of the license rights granted in Article III. All Licensed Know-How will remain owned by Epoch.

7. ADD the following to Exhibit C (Licensed Know-How) of the License and Supply Agreement:

         3. Algorithms, object code, source code and any other embodiments of methods or processes useful for predicting the melting temperature of MGB Oligonucleotides, whether patented, copyrighted or not.

IN WITNESS WHEREOF, the Parties, through their authorized officers, have executed this First Amendment as of the Effective Date of First Amendment.

EPOCH PHARMACEUTICALS, INC.                 THE PERKIN-ELMER CORPORATION,
                                            THROUGH ITS PE BIOSYSTEMS DIVISION


By:    /s/  Sanford S. Zweifach             By:    /s/  Elaine Heron
   ---------------------------------           ---------------------------------
Name:  Sanford S. Zweifach                  Name:  Elaine Heron
     -------------------------------             -------------------------------
Title: President                            Title: Vice President
      ------------------------------               The Perkin-Elmer Corporation
Date:  July 1, 1999                               ------------------------------
     -------------------------------        Date:  June 30, 1999
                                                 -------------------------------



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